UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)      February 29, 2008
Waters Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

01-14010 (Commission File Number)	13-3668640 (IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts (Address of Principal Executive Offices)	01757 (Zip Code)
(508) 478-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
(a) The Company classified certain marketable securities as cash and cash equivalents on each of its fiscal 2007 quarterly unaudited consolidated balance sheets that should instead have been classified as short-term investments, based on the length of time from original purchase date to the maturity date. On February 27, 2008, the Company and the Audit Committee of the Board of Directors of the Company concluded that the previously issued quarterly unaudited financial statements as of March 31, 2007, June 30, 2007 and September 29, 2007 and for the periods then ended as included in the Company’s 2007 Forms 10-Q should be restated and no longer relied upon because of the misclassification on the unaudited consolidated balance sheet described above, which also had an impact on the unaudited consolidated statements of cash flows. This change in classification does not affect the unaudited consolidated statements of operations. Additionally, this change in classification has no effect on previously reported current assets, total assets, stockholders’ equity, cash flows from operating activities or cash flows from financing activities. This change in classification does not have a material impact on any of the Company’s consolidated financial statements issued prior to 2007. The Company intends to restate the affected unaudited consolidated financial information for each of the first three quarters of fiscal 2007 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. The following tables set forth the effects of this change in classification for each of the first three quarters of fiscal 2007 (in thousands).

	For the Quarter Ended
	March 31, 2007			June 30, 2007			September 29, 2007
	As			As			As
	Previously		As	Previously		As	Previously		As
	Reported	Adjustment	Restated	Reported	Adjustment	Restated	Reported	Adjustment	Restated
Consolidated Balance Sheets (unaudited):
Cash and Cash Equivalents	$503,686	$(119,321)	$384,365	$544,304	$(174,209)	$370,095	$591,265	$(72,099)	$519,166

Short-term Investments	$—	$119,321	$119,321	$—	$174,209	$174,209	$35,200	$72,099	$107,299

Consolidated Statements of Cash Flows (unaudited):
Purchase of Short-term Investments	$—	$(119,321)	$(119,321)	$—	$(244,063)	$(244,063)	$(35,200)	$(269,540)	$(304,740)
Maturities of Short-term Investments	$—	$—	$—	$—	$69,854	$69,854	$—	$197,441	$197,441
Net Cash Used from Investing Activities	$(12,092)	$(119,321)	$(131,413)	$(30,083)	$(174,209)	$(204,292)	$(90,136)	$(72,099)	$(162,235)

Increase (Decrease) in Cash and Cash Equivalents	$(10,480)	$(119,321)	$(129,801)	$30,138	$(174,209)	$(144,071)	$77,099	$(72,099)	$5,000
Cash and Cash Equivalents at End of Period	$503,686	$(119,321)	$384,365	$544,304	$(174,209)	$370,095	$591,265	$(72,099)	$519,166

The change of classification of these amounts was a result of an internal control that was not operating effectively for the first three quarters of 2007. The same internal control did operate effectively in the fourth quarter of 2007 and ultimately detected the change in classification required to the first three quarters of 2007.
An authorized officer of the Company has discussed the matters disclosed in this filing with the Company’s independent registered public accounting firm.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: February 29, 2008	By:	/s/ John Ornell
	Name:	John Ornell
	Title:	Vice President,
Finance and Administration
and Chief Financial Officer